Exhibit 95

Mine Safety Disclosure

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)

Center Mine / 3200218	2	—	—	—	—	$2,874	—	No	No	—	—	—

For the year ended December 31, 2102, BNI Coal, owner of Center Mine, received nine citations under Section 104(a) of the Mine Safety Act, two of which were significant and substantial (S&S) citations. The total penalties assessed on BNI with respect to the nine citations were $2,874. For the year ended December 31, 2012 there were no citations, orders, violations or notices received under Sections 104(b), 104(d), 107(a), 104(e) or 110(b)(2) of the Mine Safety Act and there were no fatalities.